CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of T. Rowe Price Retirement Funds, Inc. of our reports dated February 16, 2023, relating to the financial statements and financial highlights, which appear in T. Rowe Price Retirement Income 2020 Fund’s (one of the funds constituting T. Rowe Price Retirement Funds, Inc.) Annual Report on Form N-CSR for the year ended December 31, 2022. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
December 18, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Fund Service Providers” in the Registration Statement on Form N-1A (the “Registration Statement”) of the T. Rowe Price Retirement Income 2025 Fund (one of the funds constituting T. Rowe Price Retirement Funds, Inc.).

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
December 18, 2023